UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2009

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 – Other Events.

On October 1, 2009, NACEL Energy Corporation (“NACEL Energy” or the “Company”) announced its application for the interconnection of the first phase of the Blue Creek wind power generation project to the electric grid has now been reviewed and approved by Southwestern Public Service Company (SPS), a subsidiary of Xcel Energy.
.
After considering NACEL’s submission, SPS provided NACEL with a scope of work, including a detailed cost estimate of the transmission equipment and engineering resources required to accommodate the Blue Creek project. Following an internal review, NACEL then formally executed the necessary document from SPS, accepting the scope of work without revision, and additionally forwarded $135,000 for the immediate commencement of the work to be performed by SPS. SPS estimates a period of 24 weeks before all engineering and the installation and modification of equipment in conjunction with the interconnection is to be completed.

The Company cautions that additional milestones remain to be undertaken and completed prior to project commissioning (operations) at Blue Creek, anticipated for the third quarter of 2010, or later depending upon future events. Such milestones include the completion of the aforementioned interconnection facilities, obtaining a power purchase agreement and consummating turbine (debt) financing.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: October 1, 2009	By:	/s/ Paul Turner
Paul Turner, Chief Executive Officer